Exhibit 10.5

AMENDMENT AGREEMENT

This Amendment Agreement (this “Agreement”), dated as of April 21, 2010 is entered into by and among Axis Technologies Group, Inc., a Delaware corporation (the “Company”), Axis Technologies, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Guarantor”), GEMINI STRATEGIES, LLC, a Delaware limited liability company (the “Collateral Agent”), and GEMINI MASTER FUND, LTD., a Cayman Islands corporation (the “Investor”).  The Company and the Guarantor are sometimes referred to herein individually as an “Axis Entity” and collectively as the “Axis Entities”.

R E C I T A L S:

WHEREAS, the Investor holds that certain Amended and Restated 10% Senior Secured Convertible Note restated as of December 30, 2009 with a principal amount as of such date equal to $1,884,097.22 (the “Note”), which Note was amended and restated on such date pursuant to that certain Amendment Agreement entered into by the parties hereto on December 30, 2009 (“Amendment”);

WHEREAS, on or about the date hereof, the Axis Entities are entering into that certain Axis Joint Venture Agreement with IRC – Interstate Realty Corporation (“IRC”) and DHAB, LLC (“JV Agreement”);

WHEREAS, on or about the date hereof, Investor, the Collateral Agent and IRC are entering into that certain Intercreditor Agreement (“Intercreditor Agreement”); and

WHEREAS, the Company and Investor wish to extend the Maturity Date on the terms and conditions set forth herein;

A G R E E M E N T:

NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             DEFINITIONS.

1.1           Certain Defined Terms.  As used in this Agreement, the following terms shall have the meanings set forth below:

“Existing Transaction Documents” means the Purchase Agreement, the Note, the Security Documents, the Guarantee, the Amendment and all other agreements, instruments and other documents executed and delivered by or on behalf of the Axis Entities or any of their officers in connection with any of the foregoing agreements.

“Transaction Documents” means the Existing Transaction Documents (as amended by this Agreement), this Agreement and all other agreements, instruments and other documents executed and delivered by or on behalf of the Axis Entities or any of their officers in connection with this Agreement.

“Purchase Agreement” means that certain Securities Purchase Agreement between the Company and the Investor, dated as of April 25, 2008, pursuant to which the Company originally issued the Note to the Investor.

1.2           Terms Defined in the Existing Transaction Documents.  Capitalized terms used in this Agreement and not otherwise defined herein shall have the respective meanings ascribed to them in the Existing Transaction Documents.

2.             AMENDMENT OF NOTE.  Effective upon the full execution of the JV Agreement, the Maturity Date under the Note is hereby amended to be July 1, 2010, provided that upon any Axis Entity directly or indirectly receiving any funding as contemplated in the JV Agreement (other than the purchase order financing to be provided by IRC thereunder), the Note shall be repaid with the proceeds from such financing.

3.             ADDITONAL AMENDMENTS AND OTHER AGREEMENTS.

3.1           Repayment from Inventory Proceeds.  The Axis Entities agree that 10% of any and all proceeds received from the sale of any inventory of the Axis Entities (including without limitation the IRC Inventory, as defined in the JV Agreement) shall be promptly paid to Investor in partial repayment of the Note.  The Axis Entities shall pay or cause such amount to be paid to Investor within three (3) business days following receipt thereof.

3.2           Consent to JV Agreement.  Subject to the execution of the Intercreditor Agreement by the parties thereto, to the extent the transactions contemplated by the JV Agreement (in such form as presented to Investor) are prohibited under the terms of the Gemini Financing Documents (as defined in the Intercreditor Agreement), Investor hereby consents to the consummation of such transactions.

3.3           No Novation; Rule 144.  The Note as amended hereby shall not constitute a novation or satisfaction and accord of the Note.  The Company hereby acknowledges and agrees that the Note is merely amended hereby and that Investor has not given any consideration to the Company in connection with such amendment, and this Agreement shall not extinguish or release the Company or Guarantor under any Transaction Document or otherwise constitute a novation of their obligations thereunder.  For purposes of Rule 144 promulgated under the Securities Act, the holding period of the Note shall not be affected by this Agreement.  Without limiting the foregoing, if at any time it is determined that such holding period does not so tack, the Company will promptly, but no later than 30 days thereafter, cause the registration of all such Underlying Shares under the Securities Act (without regard to any beneficial ownership or issuance limitations contained in the Note).  In connection with any registration of Underlying Shares pursuant to this Section, the Company and the Investor shall enter into a registration rights agreement containing customary and reasonable provisions regarding the registration of securities under the Securities Act.

3.4           Security Continued.  The Axis Entities’ obligations under all the Transaction Documents shall be secured by all the assets of the Axis Entities pursuant to the Security Documents (and guaranteed by the Guarantor under the Guarantee) as if this Agreement and the Note as amended hereby were each in effect at the time of execution of such Security Documents and referenced therein.  The Company shall execute such other agreements, documents and financing statements reasonably requested by Investor, which will be filed at the Company’s expense with the applicable jurisdictions and authorities.

3.5           Disclosure.  To the extent the transactions contemplated hereby or in the JV Agreement constitute material non-public information concerning the Axis Entities, the Company shall, by 8:30 a.m. (New York City time) on third business day following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby and thereby.  The Company and the Investor shall consult with each other in issuing such press release and any other press releases with respect to the transactions contemplated hereby.

4.             MISCELLANEOUS.

4.1           Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that in such case the parties shall negotiate in good faith to replace such provision with a new provision which is not illegal, unenforceable or void, as long as such new provision does not materially change the economic benefits of this Agreement to the parties.

4.2           Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Investor may assign its rights and obligations hereunder, as long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement, in which case the term “Investor” shall be deemed to refer to such transferee as though such transferee were an original signatory hereto.  None of the Axis Entities may assign its rights or obligations under this Agreement.

4.3           Injunctive Relief.  Each of the Axis Entities acknowledges and agrees that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy or remedies at law for any such breach will be inadequate and agrees, in the event of any such breach, in addition to all other available remedies, the Investor shall be entitled to an injunction restraining any breach and requiring immediate and specific performance of such obligations without the necessity of showing economic loss or the posting of any bond.

4.4           Governing Law; Jurisdiction; Waiver of Jury Trial.  (a)  This Agreement shall be governed by and construed under the laws of the State of New York applicable to contracts made and to be performed entirely within the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City and County of New York for the adjudication of any dispute hereunder or any other Transaction Document or in connection herewith or therewith or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

(b) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY DISPUTE OR CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

4.5           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Agreement may be executed and delivered by facsimile transmission or by email of a digital image format file.

4.6           Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

4.7           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents constitute the entire agreement between the parties with regard to the subject matter hereof and thereof, superseding all prior agreements or understandings, whether written or oral, between or among the parties.

4.8           Full Force and Effect.  Except as specifically waived and amended hereby and for the purposes described herein, the Existing Transaction Documents shall remain in full force and effect in accordance with their respective terms.  Except for the waiver and amendment contained herein, this Agreement shall not in any way waive or prejudice any of the rights of the Investor or obligations of the Company under the Transaction Documents, or under any law, in equity or otherwise, and such waiver and amendment shall not constitute a waiver or amendment of any other provision of the Transaction Documents nor a waiver or amendment of any subsequent default or breach of any obligation of the Company or of any subsequent right of the Investor.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.

AXIS TECHNOLOGIES GROUP, INC.		GEMINI MASTER FUND, LTD.
		By:	GEMINI STRATEGIES, LLC, as investment manager

By:	/s/ Jim Erickson
Name:	Jim Erickson	By:	/s/ Steven Winters
Title:	President	Name:	Steven Winters
		Title:	President

AXIS TECHNOLOGIES, INC.		GEMINI STRATEGIES, LLC

By:	/s/ Jim Erickson	By:	/s/ Steven Winters
Name:	Jim Erickson	Name:	Steven Winters
Title:	President	Title:	President